            (EXHIBIT 1)

            SHINHAN FINANCIAL GROUP CO., LTD.

            Non-Consolidated Financial Statements

            (Unaudited)

            June 30, 2004

            (With Independent Accountants' Review Report Thereon)

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

                  Based on a report originally issued in Korean

To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:

We have reviewed the non-consolidated balance sheet of Shinhan Financial Group Co., Ltd. (the "Company") as of June 30, 2004, the related non-consolidated statements of earnings and cash flows for the quarters and six months ended June 30, 2004 and 2003. These non-consolidated financial statements are the responsibility of the Company's management. Our responsibility is to issue a report on these financial statements based on our review.

We conducted our review in accordance with the Review Standards for Semiannual Financial Statements established by the Securities and Futures Commission of the Republic of Korea. These Standards require that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review consists principally of inquiries of company personnel and analytical procedures applied to financial data and, thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the non-consolidated financial statements referred to above are not presented fairly, in all material respects, in accordance with the Financial Accounting Standards, as established by the Financial Supervisory Commission of the Republic of Korea.

The non-consolidated balance sheet of the Company as of December 31, 2003 and the related non-consolidated statements of earnings, appropriation of retained earnings and cash flows for the year then ended, which are not accompanying this report, were audited by us and our report thereon, dated January 30, 2004, expressed an unqualified opinion. The accompanying non-consolidated balance sheet of the Company as of December 31, 2003, presented for comparative purposes, is not different from that audited by us in all material respects.

The accompanying non-consolidated financial statements expressed in Korea Won have been translated into United States dollars solely for the convenience of the reader, on the basis set forth in Note 2(b) to the non-consolidated financial statements.

The following matters may be helpful to the readers in their understanding of the non-consolidated financial statements:

As discussed in Note 2(a) to the non-consolidated financial statements, accounting principles and review standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to review such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and review standards and their application in practice.

As described in Note 1(a) to the non-consolidated financial statements, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company at W627,339 million (W21,000 per share), through after-hour block trading.

As described in Note 1(b) to the non-consolidated financial statements, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange, at the Board of Directors' Meeting held on April 12, 2004, and provided a tender offer for 3.77% of shares in Chohung Bank at W3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who were against the share exchange, were entitled for a right to sell their shares at W3,067 per share from May 25, 2004 to June 3, 2004, with the resolution of extraordinary shareholders' meeting of Chohung Bank to be held on May 24, 2004, and the remaining shares were subject to share exchange, at the exchange ratio of 0.1354 share in the Company to each Chohung Bank share, on June 22, 2004. As a result, the Company's percentage of ownership was increased to 100% and Chohung Bank became wholly owned subsidiary of the Company. Upon the acquisition of 66,363,126 shares in Chohung Bank from shareholders, who were against the share exchange, Chohung Bank became the shareholder of the Company, with 8,985,567 shares of common stock in the Company.

As described in Note 1(k) to the non-consolidated financial statements, on April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information Co., Ltd. from LSH Holdings LLC. As a result, the Company's percentage of ownership was increased to 100% and Shinhan Credit Information Co., Ltd. became wholly owned subsidiary of the Company.

As described in Note 4 to the non-consolidated financial statements, as of June 30, 2004, Shinhan Bank and Chohung Bank were holding loans (including securities and guarantees and acceptances) provided to SK Networks Co., Ltd., which has been controlled by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea, amounting to W367,257 million and W306,031 million, respectively. As regards to those loans, Shinhan Bank and Chohung Bank provided W43,636 million and W42,319 million of allowance for loan losses, respectively, as of June 30, 2004. Actual losses on those loans might differ materially from the management's assessments. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company for the equity method.

As described in Note 4 to the non-consolidated financial statements, as of June 30, 2004, Shinhan Bank and Chohung Bank were holding loans (including securities) provided to LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, in total amount of W273,517 million and W235,408 million, respectively. Actual losses on these loans and securities might differ materially from the management's assessments and the accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company for the equity method. In addition, Shinhan Bank and Chohung Bank provided W81,000 million and W73,400 million of additional capital, respectively, for the six months ended June 30, 2004, and converted W121,650 million and W110,250 million of loans, respectively, to equity shares on July 28, 2004.

As described in Note 12 to the non-consolidated financial statements, the Company recorded W2,088,179 million of assets (representing 23.1% of non-consolidated total assets) as of June 30, 2004 and W58,502 million of operating revenue (representing 10.6% of non-consolidated total operating revenue) for the six months ended June 30, 2004 through its related party transactions.

As described in Note 14(a) to the non-consolidated financial statements, on July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the "KDIC") to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company's shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003. The acquisition of the shares was accounted for using the purchase method, and the acquisition cost of the shares and goodwill were W1,857,983 million and W840,244 million, respectively. Additionally, pursuant to the acquisition agreement, the Company would be required to pay contingent consideration to the KDIC at the maximum amount of W652,284 million related to Asset Indemnity Payment, W166,516 million related to General Indemnity Payment and additional Earn Out Payment based on earnings of Chohung Bank in future periods. These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable.

As described in Note 2(n) to the non-consolidated financial statements, the Company adopted Statements of Korea Accounting Standards (the "SKAS") No. 10, 12 and 13, effective from the first fiscal year beginning after December 31, 2003, while SKAS No. 15, "Equity Method of Accounting", has been adopted as of and for the six months ended June 30, 2004 with encouraged earlier application. Certain accounts of prior year's financial statements were reclassified to conform to the current year's presentation and these reclassifications did not result in any material change to reported net earnings or stockholders' equity.

/s/ KPMG Samjong Accounting Corp.

KPMG Samjong Accounting Corp.
Seoul, Korea
July 23, 2004

This report is effective as of July 23, 2004, the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above review report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

                        Shinhan Financial Group Co., Ltd.

                         NON-CONSOLIDATED BALANCE SHEETS

                       June 30, 2004 and December 31, 2003

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)

                                                              Won                      U.S. dollars (note 2)
                                                  ----------------------------     ----------------------------
                                                      2004             2003            2004              2003
                                                  ------------       ---------     ------------       ---------
        Assets

Cash and due from bank (notes 3 and 12)          W       7,983           5,353     $      6,927           4,645
Securities (note 4)                                  6,962,491       6,308,538        6,041,207       5,473,786
Loans (notes 5, 12 and 13)                           2,043,702       1,935,180        1,773,277       1,679,115
Fixed assets (note 6)                                    1,891           2,020            1,641           1,752
Other assets (notes 7, 12 and 13)                       30,720          43,339           26,655          37,604
                                                 -------------       ---------     ------------       ---------
                                                 W   9,046,787       8,294,430     $  7,849,707       7,196,902
                                                 =============       =========     ============       =========

      Liabilities and Stockholders' equity

Liabilities:
   Borrowings (notes 8 and 13)                   W     274,150         165,868     $    237,874         143,920
   Debentures (notes 9 and 13)                       2,080,227       1,980,543        1,804,969       1,718,475
   Retirement and severance benefits (note 10)             102               -               88               -
   Other liabilities (notes 11 and 13)                  26,499          30,464           22,993          26,433
                                                 -------------       ---------     ------------       ---------
             Total liabilities                       2,380,978       2,176,875        2,065,924       1,888,828

Stockholders' equity:
   Capital stock of W5,000 par value (note 15)       2,031,942       1,958,530        1,763,074       1,699,375
     Common stock
       Authorized - 1,000,000,000 shares
       Issued -       309,083,890 shares in 2004
                      294,401,300 shares in 2003
     Preferred stock
       Issued -        97,304,564 shares
   Capital surplus                                   3,537,940       3,316,380        3,069,796       2,877,553
   Retained earnings (note 16)                       1,041,145         866,398          903,380         751,755
   Capital adjustments (notes 4 and 17)                 54,782         (23,753)          47,533         (20,609)
                                                 -------------       ---------     ------------       ---------
             Total stockholders' equity              6,665,809       6,117,555        5,783,783       5,308,074


Commitments and contingencies (note 14)          -------------       ---------     ------------       ---------
                                                 W   9,046,787       8,294,430     $  7,849,707       7,196,902
                                                 =============       =========     ============       =========

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                     NON-CONSOLIDATED STATEMENTS OF EARNINGS

          For the quarters and six months ended June 30, 2004 and 2003

  (In millions of Won and thousands of U.S. dollars, except earnings per share)

                                   (Unaudited)

                                                                         Won                             U.S. dollars (note 2)
                                                 --------------------------------------------------    -------------------------
                                                       Quarter ended            Six months ended        Quarter       Six months
                                                          June 30,                  June 30,             ended          ended
                                                  -----------------------     ---------------------     June 30,       June 30,
                                                    2004           2003         2004         2003         2004           2004
                                                  ---------       -------     --------      -------    -----------    ---------
Operating revenue:
   Gain from equity method                      W   332,749        88,280      491,697      182,870    $   288,719      426,635
       (notes 4 and 25)
   Interest income (note 12)                         29,569        27,023       58,502       42,280         25,656       50,761
   Other                                                185             -            -            -            161            -
                                                -----------       -------      -------      -------    -----------      -------
                                                    362,503       115,303      550,199      225,150        314,536      477,396

Operating expense:
   Loss from equity method                              629        39,229        4,049       69,097            546        3,513
       (notes 4 and 25)
   Interest expense                                  31,305        25,349       61,671       39,635         27,163       53,510
   Fees and commission                                   19            27           71           29             16           62
   General and administrative expenses                6,804         5,865       15,404       12,981          5,903       13,366
                                                -----------       -------      -------      -------    -----------      -------
                                                     38,757        70,470       81,195      121,742         33,628       70,451
                                                -----------       -------      -------      -------    -----------      -------
Operating income                                    323,746        44,833      469,004      103,408        280,908      406,945

Non-operating income (expense):
  Foreign currency related gain (loss), net              (1)            -            -            3             (1)           -
  Loss from disposition of securities
       accounted for by equity method                     -          (166)           -         (166)             -            -
  Donation                                               (9)          (16)         (12)         (19)            (8)         (10)
  Other, net                                            106         1,338          466         (803)            92          404
                                                -----------       -------      -------      -------    -----------      -------
                                                         96         1,156          454         (985)            83          394
                                                -----------       -------      -------      -------    -----------      -------
Earnings before income taxes                        323,842        45,989      469,458      102,423        280,991      407,339

Income taxes (note 20)                                    -             -            -            -              -            -

                                                -----------       -------      -------      -------    -----------      -------

Net earnings                                    W   323,842        45,989      469,458      102,423    $   280,991      407,339
                                                ===========       =======      =======      =======    ===========      =======
Ordinary income and net earnings
   per share in Won and U.S. dollars
   (note 21)                                    W       998           157        1,397          350    $      0.87         1.21

                                                ===========       =======      =======      =======    ===========      =======
Diluted ordinary income and
   net earnings per share
   in Won and U.S. dollars (note 21)            W       878             -        1,236            -    $      0.76         1.07

                                                ===========       =======      =======      =======    ===========      =======

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                    NON-CONSOLIDATED STATEMENTS OF CASH FLOWS

          For the quarters and six months ended June 30, 2004 and 2003

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)

                                                                         Won                             U.S. dollars (note 2)
                                                  -------------------------------------------------    -------------------------
                                                       Quarter ended            Six months ended        Quarter       Six months
                                                          June 30,                  June 30,             ended          ended
                                                  -----------------------     ---------------------     June 30,       June 30,
                                                    2004            2003        2004         2003         2004          2004
                                                  ---------       -------     --------     --------    ----------     ----------
Cash flows from operating activities:

  Net earnings                                    W 323,842        45,989      469,458      102,423    $  280,991      407,339

  Adjustments to reconcile net earnings
     to net cash provided by (used in)
     operating activities:

     Gain from equity method, net                  (332,120)      (49,051)    (487,648)    (113,773)     (288,173)    (423,122)
     Provision for retirement and severance              53             -          106            -            46           92
         benefit
     Depreciation expense                               160           126          310          232           139          269
     Amortization expense                                28            27           55           54            24           48
     Bad debt expense                                  (185)        2,032          545        6,148          (160)         473
     Interest expense                                   798           601        1,570        1,084           692        1,362
     Loss from disposition of securities                  -           166            -          166             -            -
         accounted for by equity method
     Stock compensation cost                         (1,292)          315         (937)         570        (1,121)        (813)
     Decrease (increase) in other assets              9,702        (4,909)       9,401      (12,690)        8,418        8,157
     Increase (decrease) in other liabilities        (5,467)         (282)      (4,335)       6,911        (4,744)      (3,762)
     Retirement and severance benefit paid                -             -          (90)         (35)            -          (78)
     Decrease in deposit for severance                    -             3           86           25             -           75
         benefit insurance
     Other, net                                           -          (336)          (2)         (70)            -           (2)
                                                  ---------       -------     --------     --------      --------     --------
        Net cash used in operating activities        (4,481)       (5,319)     (11,481)      (8,955)       (3,888)      (9,962)

Cash flows from investing activities:

  Cash provided by investing activities:

     Dividends received                               3,730             -      256,536      185,896         3,237      222,591
     Disposition of securities accounted                  -         1,529            -        1,529             -            -
         for by the equity method
     Decrease in loans                               40,000             -            -            -        34,707            -
     Disposition of fixed assets                          -            29            -           29             -            -
                                                  ---------       -------     --------     --------      --------     --------
                                                     43,730         1,558      256,536      187,454        37,944      222,591

                        Shinhan Financial Group Co., Ltd.

          For the quarters and six months ended June 30, 2004 and 2003

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)

                                                                         Won                               U.S. dollars (note 2)
                                                   -------------------------------------------------      -----------------------
                                                       Quarter ended            Six months ended           Quarter     Six months
                                                          June 30,                  June 30,                ended        ended
                                                   ----------------------     ----------------------       June 30,     June 30,
                                                    2004            2003        2004         2003            2004        2004
                                                   --------       -------     --------     ---------      ----------   ----------
Cash used in investing activities:

     Purchase of securities accounted
       for by the equity method                     (96,979)            -      (96,979)            -       (84,147)     (84,147)
     Increase in loans                               (3,140)     (410,000)    (113,140)   (1,230,000)       (2,725)     (98,169)
     Purchases of fixed assets                         (123)         (609)        (235)         (651)         (107)        (204)
     Increase in other assets                           (83)       (4,614)        (797)       (4,703)          (72)        (691)
                                                 ----------      --------     --------    ----------       -------     --------
                                                   (100,325)     (415,223)    (211,151)   (1,235,354)      (87,051)    (183,211)
                                                 ----------      --------     --------    ----------       -------     --------
    Net cash provided by (used in)
       investing activities                         (56,595)     (413,665)      45,385    (1,047,900)      (49,106)      39,380

Cash flows from financing activities:

  Cash provided by financing activities:

     Increase in borrowings                          15,000        30,000      111,000       330,000        13,015       96,312
     Increase in debentures                          50,000       480,000      100,000       900,000        43,384       86,768
                                                 ----------      --------     --------    ----------       -------     --------
                                                     65,000       510,000      211,000     1,230,000        56,399      183,080

  Cash used in financing activities:

     Issuance cost on debentures paid                  (230)       (1,451)        (528)       (2,781)         (200)        (458)
     Dividends paid                                (212,793)     (126,365)    (241,746)     (156,873)     (184,636)    (209,758)
                                                 ----------      --------     --------    ----------       -------     --------
                                                   (213,023)     (127,816)    (242,274)     (159,654)     (184,836)    (210,216)
                                                 ----------      --------     --------    ----------       -------     --------
        Net cash provided by
          (used in) financing activities           (148,023)      382,184      (31,274)    1,070,346      (128,437)     (27,136)
                                                 ----------      --------     --------    ----------       -------     --------
Net increase(decrease) in cash and cash
    equivalents                                    (209,099)      (36,800)       2,630        13,491      (181,431)       2,282

Cash and cash equivalents
     at beginning of period                         217,082        60,904        5,353        10,613       188,358        4,645
                                                 ----------      --------     --------    ----------       -------     --------
Cash and cash equivalents
     at end of period                            W    7,983        24,104        7,983        24,104         6,927        6,927
                                                 ==========      ========     ========    ==========       =======     ========

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

                                   (Unaudited)

(1) General Description of the Company

    Shinhan Financial Group Co., Ltd. (the "Company") was incorporated on September 1, 2001 by way of the transfer of all issued shares owned by shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan Investment Trust Management Co., Ltd. to the Company. The Company was formed for the purpose of providing management services and financing to affiliated companies with W1,461,721 million of initial capital stock and the Company's shares were listed on the Korea Stock Exchange on September 10, 2001.

    On September 16, 2003, the Company's American depository shares were listed on the New York Stock Exchange.

    As of June 30, 2004, the Company has 11 subsidiaries and its capital stock consists of W1,545,419 million in common stock and W486,523 million in preferred stock. Details of its subsidiaries are as follows:

    (a) Shinhan Bank

        Shinhan Bank was established on September 15, 1981 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust operations. Shinhan Bank operates through 369 branches and 169 automated teller machine locations and its capital stock amounts to W1,224,034 million as of June 30, 2004.

        Additionally, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company at W627,339 million (W21,000 per share), through after-hour block trading.

    (b) Chohung Bank

        Chohung Bank was established on October 1, 1943 under the General Banking Act of the Republic of Korea through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. The shares of Chohung Bank were listed on the Korea Stock Exchange on June 3, 1956, and Chohung Bank operates through 450 domestic branches, 82 depositary offices and 6 overseas branches and its capital stock amounts to W3,595,592 million as of June 30, 2004.

        On July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the "KDIC") to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, the Company's percentage of ownership increased to 81.15% through additional equity acquisition at W200,000 million on December 30, 2003.

        Additionally, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange, at the Board of Directors' Meeting held on April 12, 2004, and provided a tender offer for 3.77% of shares in Chohung Bank at W3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who were against the share exchange, were entitled for a right to sell their shares at W3,067 per share from May 25, 2004 to June 3, 2004, with the resolution of extraordinary shareholders' meeting of Chohung Bank to be held on May 24, 2004, and the remaining shares were subject to share exchange, at the exchange ratio of 0.1354 share in the Company to each Chohung Bank share, on June 22, 2004. As a result, the Company's percentage of ownership was increased to 100% and Chohung Bank became wholly owned subsidiary of the Company. Upon the acquisition of 66,363,126 shares in Chohung Bank from shareholders, who were against the share exchange, Chohung Bank became the shareholder of the Company, with 8,985,567 shares of common stock in the Company.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(1) General Description of the Company, Continued

    (c) Goodmorning Shinhan Securities Co., Ltd.

        Goodmorning Shinhan Securities Co., Ltd. ("Goodmorning Shinhan Securities") was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services. Its shares were listed on the Korea Stock Exchange on December 19, 1986. On June 18, 2002, the Company acquired a 29% share of Good Morning Securities Co., Ltd. from its largest shareholders and on July 31, 2002, Good Morning Securities Co., Ltd. was merged with Shinhan Securities Co., Ltd., which was one of subsidiaries of the Company, and renamed to Goodmorning Shinhan Securities. As of June 30, 2004, it operates through 79 branches and its capital stock amounts to W796,998 million (including W19,117 million of preferred stocks).

    (d) Shinhan Card Co., Ltd.

        Shinhan Card Co., Ltd. ("Shinhan Card") was established on June 1, 2002 under the Credit Specialty Finance Law through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is engaged principally in credit card services, factoring, consumer loan and installment financing. As of June 30, 2004, Shinhan Card holds 2.88 million of franchise accounts and 2.31 million of credit card holders, and its capital stock amounts to W152,847 million.

    (e) Shinhan Capital Co., Ltd.

        Shinhan Capital Co., Ltd. ("Shinhan Capital") was incorporated on April 19, 1991 to engage in the leasing and rental business and it changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Its capital stock as of June 30, 2004 amounts to W80,000 million.

    (f) Shinhan BNP Paribas Investment Trust Management Co., Ltd.

        On August 1, 1996, Shinhan BNP Paribas Investment Trust Management Co., Ltd. ("Shinhan BNP Paribas ITMC") was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Additionally, on October 24, 2002, the Company sold 3,999,999 shares (50% of total outstanding shares - 1 share) of Shinhan Investment Trust Management Co., Ltd., which has been renamed to Shinhan BNP Paribas ITMC, to BNP Paribas Asset Management Group. Its capital stock as of June 30, 2004 amounts to W40,000 million.

    (g) Jeju Bank

        Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust business and listed its shares on the Korea Stock Exchange on December 28, 1972. On April 4, 2002, Jeju Bank became one of subsidiaries of the Company through acquiring a 51% share from the KDIC. Additionally, the Company's percentage of ownership increased to 62% with the acquisition of additional common shares at W20,177 million on July 5, 2002 and its capital stock as of June 30, 2004 amounts to W77,644 million.

    (h) SH&C Life Insurance Co., Ltd.

        SH&C Life Insurance Co., Ltd. ("SH&C Life Insurance") was established in October 1, 2002 to engage in insurance business and other related business. Its capital stock as of June 30, 2004 amounts to W30,000 million.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(1) General Description of the Company, Continued

    (i) e-Shinhan Inc.

        e-Shinhan Inc. ("e-Shinhan") was incorporated on February 21, 2001 to engage in the business of internet brokerage service and comprehensive management services on customer accounts. Its capital stock as of June 30, 2004 amounts to W2,820 million.

    (j) Shinhan Macquarie Financial Advisory Co., Ltd.

        Shinhan Macquarie Financial Advisory Co., Ltd. ("Shinhan Macquarie") was incorporated on August 1, 2001 to engage in the business of financial advisory services and cross border leasing. Its capital stock as of June 30, 2004 amounts to W1,000 million.

    (k) Shinhan Credit Information Co., Ltd.

        Shinhan Credit Information Co., Ltd. ("Shinhan Credit Information") was established on July 8, 2002 as wholly owned subsidiary of the Company to engage in the business of debt collection services and credit research. Its capital stock as of June 30, 2004 amounts to W3,000 million.

        On April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information from LSH Holdings LLC. As a result, the Company's percentage of ownership was increased to 100% and Shinhan Credit Information will become wholly owned subsidiary of the Company.

    Ownerships of the Company's subsidiaries as of June 30, 2004 and December 31, 2003 are as follows:

                                                                   2004                          2003
                                                         ---------------------------   ---------------------------
                                                                           Ownership                    Ownership
                                                          Number of       Percentage    Number of       Percentage
  Investor                    Investee                     shares            (%)         shares            (%)
-----------       ------------------------------         -----------      ----------   -----------      ----------
The Company       Shinhan Bank                           244,806,782         100.0     244,806,782         100.0
                  Chohung Bank                           719,118,429         100.0     583,570,144          81.2
                  Goodmorning Shinhan Securities          94,084,384 (*)      59.4      94,084,384 (*)      59.4
                  Shinhan Card                            30,569,400         100.0      30,569,400         100.0
                  Shinhan Capital                         16,000,000         100.0      16,000,000         100.0
                  Shinhan BNP Paribas ITMC                 4,000,001          50.0       4,000,001          50.0
                  Jeju Bank                                9,692,369          62.4       9,692,369          62.4
                  SH&C Life Insurance                      3,000,001          50.0       3,000,001          50.0
                  e-Shinhan                                  415,495          73.7         415,495          73.7
                  Shinhan Macquarie                          102,000          51.0         102,000          51.0
                  Shinhan Credit Information                 600,000         100.0         306,000          51.0
Shinhan Bank      The Company                                      -             -      29,873,359 (**)     10.2
Chohung Bank      The Company                              8,985,567           2.9               -             -

(*)  1,047,213 shares of treasury stock were considered.

(**) Preferred stocks are excluded and 10.2% (29,873,295 shares) of shares in Shinhan Bank were sold at W627,339 million (W21,000 per share) on March 3, 2004 through after-hour block trading.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies

    (a) Basis of Financial Statements Presentation

        The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

        The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

    (b) Basis of Financial Statements Translation

        The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of W1,152.50 to US$1, the basic exchange rate on June 30, 2004. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

    (c) Allowance for Loan Losses

        Allowance for loan losses is provided to cover estimated losses on loans, based on past experience of collection and analysis of the collectibility of individual outstanding loans.

    (d) Investments in Securities

        Debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

        Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

    Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers' credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

    (e) Investment Securities Accounted for by the Equity Method

        Investments in affiliated companies with the Company's ownership of 20% or more or over which the Company has significant management control are stated at an amount as determined using the equity method.

        Under the equity method, the Company's initial investment is recorded at cost and is subsequently increased to reflect the Company's share of the investee income and reduced to reflect the Company's share of the investee losses or dividends received. Any excess in the Company's acquisition cost over the Company's share of the investee's identifiable net assets is generally recorded as goodwill or other intangibles. Goodwill (negative goodwill) is amortized by the straight-line method over a reasonable period, generally less than 20 years. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

        Under the equity method, the Company does not record its share of losses of affiliate companies when such losses would make the Company's investment in such entity less than zero.

        For the equity method, the Company applies its own criteria in providing allowances for loan losses of its affiliated companies. Accordingly, additional allowances provided for the quarter ended June 30, 2004 for Chohung Bank and Jeju Bank amount to W32,390 million and W1,143 million, respectively, by the equity method.

    (f) Fixed Assets

        i) Tangible Assets

           Tangible assets are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, where normal maintenance and repairs are charged to expense when incurred.

           The depreciation method and useful lives of tangible assets are as follows:

       Descriptions                             Depreciation Method                 Useful Lives
       ------------                             -------------------                 ------------
Vehicles                                         Declining-balance                    5 years
Furniture, fixtures and other                           "                                 "
Leasehold improvement                              Straight-line                          "

        ii) Intangible Assets

            Intangible assets are stated at acquisition cost less amortization computed using the straight-line method over five years.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

    (g) Discounts on Debentures

        Discounts on debentures issued, which represent the difference between the face value of debentures issued and the issuance price of debentures, are amortized on the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

    (h) Income Taxes

        Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

        Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

        A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

    (i) Retirement and Severance Benefits

        Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company's estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees' severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

    (j) Translation of Foreign Currency Denominated Assets and Liabilities

        Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at W1,152.50 and W1,197.80 to US$1, the rate of exchange on June 30, 2004 and December 31, 2003, respectively, that is permitted by the Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

    (k) Stock Options

        The stock option program allows the Company's employees to acquire shares of the Company or to be compensated for the market price difference. In case of stock grant type, the Company values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options vest. In case of price compensation type, the Company recognizes the compensation expense as an expense and a liability over the period in which the options vest.

    (l) Contingent Liabilities

        Contingent losses are generally recognized as a liability when probable and reasonably estimable.

    (m) Use of Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

    (n) Adoption of New Accounting Standards

        The Company has adopted Statements of Korea Accounting Standards (the "SKAS") No. 10, 12 and 13, effective from the first fiscal year beginning after December 31, 2003, while SKAS No. 15, "Equity Method of Accounting", has been adopted as of and for the six months ended June 30, 2004 with encouraged earlier application. Certain accounts of prior year's financial statements were reclassified to conform to the current year's presentation and these reclassifications did not result in any material change to reported net earnings or stockholders' equity.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(3) Cash and Due from Banks

    As of June 30, 2004 and December 31, 2003, W2.5 million of cash and due from banks is restricted for guarantee deposits on bank accounts.

(4) Securities

    Securities as of June 30, 2004 and December 31, 2003 solely consists of investment securities accounted for by the equity method and details are as follows:

                                                            (in millions of Won)

                                                                       2004
                                   ----------------------------------------------------------------------------
                                                   Acquisition
                                                       and       Equity
          Subsidiaries               Beginning      dividend,    method      Retaind      Capital       Ending
                                      balance          net     gain (loss)  earninges   adjustments    balance
------------------------------     ------------     ---------  ----------   ---------   ----------    ---------
Shinhan Bank                       W  3,515,618     (244,807)    316,781        (618)      30,512     3,617,486
Chohung Bank                          1,887,328     (138,409)    147,403       1,851      251,373     2,426,364
Goodmorning Shinhan Securities          546,872            -      10,692     (53,800)      50,725       554,489
Shinhan Card                            163,136            -      (3,629)          -            -       159,507
Shinhan Capital                         105,448       (8,000)     13,547           -        1,073       112,068
Shinhan BNP Paribas ITMC                 22,486       (2,000)      1,105           -           40        21,631
Jeju Bank                                48,092            -         956         (38)        (246)       48,764
SH&C Life Insurance                      13,021            -        (142)          -          506        13,385
e-Shinhan                                 2,725            -        (278)          -            -         2,447
Shinhan Macquarie                         1,843       (1,730)         11           8            -           132
Shinhan Credit Information                1,969        1,529       1,202           -        1,518         6,218
                                   ------------     --------     -------     -------      -------     ---------
                                   W  6,308,538     (116,599)    487,648     (52,597)     335,501     6,962,491
                                   ============     ========     =======     =======      =======     =========

    As of June 30, 2004, Shinhan Bank and Chohung Bank were holding loans (including securities and guarantees and acceptances) provided to SK Networks Co., Ltd., which has been controlled by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea, amounting to W367,257 million and W306,031 million, respectively. As regards to those loans, Shinhan Bank and Chohung Bank provide W43,636 million and W42,319 million of allowance for loan losses, respectively, as of June 30, 2004. Actual losses on those loans may differ materially from the management's assessments. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method.

    Additionally, as of June 30, 2004, Shinhan Bank and Chohung Bank are holding loans (including securities) provided to LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, in total amount of W273,517 million and W235,408 million, respectively. Actual losses on these loans and securities may differ materially from the management's assessments and the accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method. In addition, Shinhan Bank and Chohung Bank provided W81,000 million and W73,400 million of additional capital, respectively, for the six months ended June 30, 2004, and converted W121,650 million and W110,250 million of loans, respectively, to equity shares on July 28, 2004.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(4) Securities, Continued

      The changes in goodwill (negative goodwill) for the six months ended June 30, 2004 are as follows:

                                                       (in millions of Won)
                                     Beginning        Increase      Amortization      Ending
                                      balance        (decrease)      (reversal)       balance
                                   -------------     ---------      -------------     -------
Chohung Bank                       W     846,751             -         30,956         815,795
Goodmorning Shinhan Securities           144,538             -          8,502         136,036
Jeju Bank                                 (6,276)            -           (379)         (5,897)
                                   -------------     ---------         ------         -------
                                   W     985,013             -         39,079         945,934
                                   =============     =========         ======         =======

      The market values of the shares of Goodmorning Shinhan Securities and Jeju Bank owned by the Company are W277,549 million and W 30,046 million, respectively, as of June 30, 2004(W2,950 and W3,100 per share, respectively).

                                                                             (in millions of Won)
                                                                                     2003
                                                 ---------------------------------------------------------------------------------
                                                                  Acquisition
                                                                      and         Equity
                                                   Beginning        dividend,     method       Retained     Capital       Ending
       Subsidiaries                                 balance           net       gain (loss)    earnings    adjustments    balance
------------------------------                   --------------   -----------   ----------     --------    -----------   ---------
Shinhan Bank                                    W     3,043,952      (182,592)     476,273          937      177,048     3,515,618
Chohung Bank (*)                                              -     2,057,983      (43,545)         621     (127,731)    1,887,328
Goodmorning Shinhan Securities                          531,566             -        8,787      (12,342)      18,861       546,872
Shinhan Card                                            247,460             -      (84,324)           -            -       163,136
Shinhan Capital                                          76,458             -       26,204            -        2,786       105,448
Shinhan BNP Paribas ITMC                                 22,581        (1,000)         917          (37)          25        22,486
Jeju Bank                                                46,692        (2,423)       5,189            -       (1,366)       48,092
SH&C Life Insurance                                      14,630             -       (1,684)           -           75        13,021
e-Shinhan                                                 3,892             -       (1,166)          (1)           -         2,725
Shinhan Macquarie                                           423             -        1,446          (26)           -         1,843
Shinhan Credit Information                                3,121        (1,696)         544            -            -         1,969
                                                ---------------     ---------      -------      -------       ------     ---------
                                                W     3,990,775     1,870,272      388,641      (10,848)      69,698     6,308,538
                                                ===============     =========      =======      =======       ======     =========

      The changes in goodwill (negative goodwill) for the year ended December 31, 2003 are as follows:

                                                         (in millions of Won)
                                          Beginning        Increase   Amortization     Ending
                                           balance        (decrease)   (reversal)      balance
                                        -------------    -----------   ----------      -------
Chohung Bank                            W           -    (*) 866,757       20,006      846,751
Goodmorning Shinhan Securities                161,542              -       17,004      144,538
Jeju Bank                                      (7,034)             -         (758)      (6,276)
                                        -------------    -----------       ------      -------
                                        W     154,508        866,757       36,252      985,013
                                        =============    ===========       ======      =======

      (*) W26,513 million of additional goodwill through additional equity acquisition were included.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(5) Loans

      (a) Loans as of June 30, 2004 and December 31, 2003 consist of the following:

                                                (in millions of Won and thousands of U.S. dollars)
                                                      Won                        U.S. dollars (Note 2)
                                       ---------------------------------     ------------------------------
                                             2004                 2003             2004             2003
                                       -----------------       ---------     --------------       ---------
Loans in Won                           W       1,747,200       1,637,200     $    1,516,009       1,420,564
Loans in foreign currencies                      103,632         107,705             89,919          93,453
Privately placed bonds                           203,140         200,000            176,260         173,536
                                       -----------------       ---------     --------------       ---------
                                               2,053,972       1,944,905          1,782,188       1,687,553
Less: allowance for loan losses                  (10,270)         (9,725)            (8,911)         (8,438)
                                       -----------------       ---------     --------------       ---------
                                       W       2,043,702       1,935,180     $    1,773,277       1,679,115
                                       =================       =========     ==============       =========

      (b) Details of loans as of June 30, 2004 and December 31, 2003 are as follows:

                                                                                        (in millions of Won)
                                          Borrower              Interest rate (%)       2004               2003
                                          --------              -----------------  ---------------       ---------
Loans in Won                          Shinhan Card                 4.83~6.28       W     1,150,000       1,100,000
          "                           Shinhan Capital              4.83~8.12               597,200         537,200
                                                                                   ---------------       ---------
                                                                                         1,747,200       1,637,200
Loans in foreign currencies           Shinhan Capital            Libor+0.9~1.2             103,632         107,705
Privately placed bonds                Shinhan Bank                   7.42                   50,000          50,000
          "                           Goodmorning                    6.23                  130,000         130,000
                                      Shinhan Securities
          "                           Jeju Bank                      8.14                   23,140          20,000
                                                                                   ---------------       ---------
                                                                                           203,140         200,000
                                                                                   ---------------       ---------
                                                                                         2,053,972       1,944,905
Less: allowance for loan losses                                                            (10,270)         (9,725)
                                                                                   ---------------       ---------
                                                                                   W     2,043,702       1,935,180
                                                                                   ===============       =========

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(5) Loans, Continued

(c) The maturities of loans as of June 30, 2004 and December 31, 2003 are as follows:

                                                                   (in millions of Won)
                                                                       Loans
                                                     Loans          in foreign   Privately
         At June 30, 2004                            in Won         currencies  placed bonds     Total
------------------------------------             --------------     ----------  ------------   ---------
Due in 3 months or less                          W      100,000            -      130,000        230,000
Due in 6 months or less                                  97,200            -            -         97,200
Due after 6 months through 12 months                    340,000       34,575            -        374,575
Due after 1 years through 3 years                       930,000       69,057        3,140      1,002,197
Thereafter                                              280,000            -       70,000        350,000
                                                 --------------      -------      -------      ---------
                                                 W    1,747,200      103,632      203,140      2,053,972
                                                 ==============      =======      =======      =========

                                                                   (in millions of Won)
                                                                      Loans
                                                      Loans         in foreign   Privately
      At December 31, 2003                           in Won         currencies  placed bonds     Total
------------------------------------             --------------     ----------  ------------   ---------
Due in 3 months or less                          W            -            -            -              -
Due in 6 months or less                                  90,000            -            -         90,000
Due after 6 months through 12 months                     97,200            -      130,000        227,200
Due after 1 years through 3 years                     1,220,000      107,705            -      1,327,705
Thereafter                                              230,000            -       70,000        300,000
                                                 --------------      -------      -------      ---------
                                                 W    1,637,200      107,705      200,000      1,944,905
                                                 ==============      =======      =======      =========

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(6) Fixed Assets

      Fixed assets as of June 30, 2004 and December 31, 2003 consist of the following:

                                           (in millions of Won and thousands of U.S. dollars)
                                                       Won               U.S. dollars (Note 2)
                                            ------------------------     --------------------
                                                2004           2003       2004          2003
                                            ------------      ------     -------      ------
Property and equipment:
   Vehicles                                 W        405         391     $   351         339
   Furniture and fixtures                          1,126         993         977         862
   Leasehold improvement and other                 1,479       1,404       1,283       1,218
                                            ------------      ------     -------      ------
                                                   3,010       2,788       2,611       2,419
Less: accumulated depreciation                    (1,493)     (1,182)     (1,295)     (1,026)
                                            ------------      ------     -------      ------
                                                   1,517       1,606       1,316       1,393
Intangible assets:
   Other                                             374         414         325         359
                                            ------------      ------     -------      ------
                                            W      1,891       2,020     $ 1,641       1,752
                                            ============      ======     =======      ======

      As of June 30, 2004, the Company maintains insurance policies covering loss and liability arising from automobile accidents.

(7) Other Assets

      Other assets as of June 30, 2004 and December 31, 2003 consist of the following:

                                           (in millions of Won and thousands of U.S. dollars)
                                                       Won               U.S. dollars (Note 2)
                                            ------------------------     --------------------
                                                2004           2003       2004          2003
                                            ------------      ------     -------      ------
Guarantee deposits paid                     W      7,840       7,840     $ 6,803       6,803
Accounts receivable                                7,317       7,612       6,349       6,605
Accrued income                                    11,234      11,334       9,747       9,834
Advance payments                                      10          10           9           9
Prepaid expenses                                   1,506       1,667       1,307       1,446
Prepaid income taxes                               1,008      13,867         874      12,032
Other                                              1,805       1,009       1,566         875
                                            ------------      ------     -------      ------
                                            W     30,720      43,339     $26,655      37,604
                                            ============      ======     =======      ======

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(8) Borrowings

      (a) Borrowings as of June 30, 2004 and December 31, 2003 consist of the following:

                                           (in millions of Won and thousands of U.S. dollars)
                                                       Won               U.S. dollars (Note 2)
                                            ------------------------     --------------------
                                                2004           2003        2004        2003
                                            ------------      ------     -------      ------
Borrowings in Won                           W    205,000      94,000     $177,874     81,562
Borrowings in foreign currencies                  69,150      71,868       60,000     62,358
                                            ------------     -------     --------    -------
                                            W    274,150     165,868     $237,874    143,920
                                            ============     =======     ========    =======

      (b) The maturities of borrowings as of June 30, 2004 and December 31, 2003 are as follows:

                                                    (in millions of Won)
                                                            Borrowings
                                             Borrowings     in foreign
      At June 30, 2004                        in Won        currencies     Total
-----------------------------------         ------------    ----------    -------
Due in 3 months or less                     W    100,000           -      100,000
Due in 6 months or less                          105,000           -      105,000
Due after 6 months through 12 months                   -      34,575       34,575
Due after 1 years through 3 years                      -      34,575       34,575
Thereafter                                             -           -            -
                                            ------------      ------      -------
                                            W    205,000      69,150      274,150
                                            ============      ======      =======

                                                    (in millions of Won)
                                                            Borrowings
                                             Borrowings     in foreign
   At December 31, 2004                        in Won       currencies     Total
-----------------------------------         ------------    ----------    -------
Due in 3 months or less                     W          -           -            -
Due in 6 months or less                           90,000           -       90,000
Due after 6 months through 12 months               4,000           -        4,000
Due after 1 years through 3 years                      -      71,868       71,868
Thereafter                                             -           -            -
                                            ------------      ------      -------
                                            W     94,000      71,868      165,868
                                            ============      ======      =======

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(9) Debentures

      (a) Debentures as of June 30, 2004 and December 31, 2003 consist of the following:

                                                   (in millions of Won and thousands of U.S. dollars)
                                                          Won                          U.S. dollars (Note 2)
                                            ------------------------------        --------------------------
                                                2004               2003               2004            2003
                                            ------------         ---------        -------------     ---------
Korean Won debentures                       W  2,050,000         1,950,000        $   1,778,742     1,691,974
Foreign currency debentures                       34,575            35,934               30,000        31,179
                                            ------------         ---------        -------------     ---------
                                               2,084,575         1,985,934            1,808,742     1,723,153
Less: discounts on debentures                     (4,348)           (5,391)              (3,773)       (4,678)
                                            ------------         ---------        -------------     ---------
                                            W  2,080,227         1,980,543        $   1,804,969     1,718,475
                                            ============         =========        =============     =========

      (b) The maturities of debentures as of June 30, 2004 and December 31, 2003 are as follows:

                                                        (in millions of Won)
                                             Korean Won       Foreign currency
        At June 30, 2004                     debentures          debentures        Total
------------------------------------        ------------      ---------------    ---------
Due in 3 months or less                          130,000               -           130,000
Due in 6 months or less                     W    100,000               -           100,000
Due after 6 months through 12 months             340,000               -           340,000
Due after 1 years through 3 years              1,300,000          34,575         1,334,575
Thereafter                                       180,000               -           180,000
                                            ------------          ------         ---------
                                            W  2,050,000          34,575         2,084,575
                                            ============          ======         =========

                                                         (in millions of Won)
                                             Korean Won       Foreign currency
        At December 30, 2004                 debentures          debentures        Total
------------------------------------        ------------      ---------------    ---------
Due in 3 months or less                     W          -               -                 -
Due in 6 months or less                                -               -                 -
Due after 6 months through 12 months             230,000               -           230,000
Due after 1 years through 3 years              1,590,000          35,934         1,625,934
Thereafter                                       130,000               -           130,000
                                            ------------          ------         ---------
                                            W  1,950,000          35,934         1,985,934
                                            ============          ======         =========

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(10) Retirement and Severance Benefits

      Changes in retirement and severance benefits for the six months ended June 30, 2004 and the year ended December 31, 2003 are as follows:

                                                         (in millions of Won and thousands of U.S. dollars)
                                                                  Won                  U.S. dollars (Note 2)
                                                        ------------------------       -------------------
                                                          2004             2003          2004         2003
                                                        ---------          ----        ---------      ----
Estimated severance liability at beginning of period    W     530           570        $     460       495
Provision                                                     106           140               92       121
Payment                                                       (90)         (180)             (78)     (156)
                                                        ---------          ----        ---------      ----
Estimated severance liability at end of period                546           530              474       460
Less: deposits for severance benefit insurance               (444)         (530)            (386)     (460)
                                                        ---------          ----        ---------      ----
Net balance at end of period                            W     102             -        $      88         -
                                                        =========          ====        =========      ====

(11) Other Liabilities

      Other liabilities as of June 30, 2004 and December 31, 2003 consist of the following:

                                                         (in millions of Won and thousands of U.S. dollars)
                                                                  Won                  U.S. dollars (Note 2)
                                                        ------------------------       -------------------
                                                          2004             2003          2004          2003
                                                        ---------          ----        ---------       ----
Withholding taxes                                       W     230          1,176       $     199       1,021
Dividends payable                                           1,296            928           1,125         805
Accounts payable                                           14,097         14,492          12,232      12,574
Accrued expenses                                           10,782         12,189           9,355      10,576
Unearned revenue                                               94          1,679              82       1,457
                                                        ---------         ------       ---------      ------
                                                        W  26,499         30,464       $  22,993      26,433
                                                        =========         ======       =========      ======

                      Shinhan Financial Group Co., Ltd.

                                June 30, 2004

                                 (Unaudited)

(12) Related Party Transactions

(a) Details of transactions

      Significant transactions with the related parties for the quarters ended six months ended June 30, 2004 and 2003 are as follows:

                                                                        (in millions of Won)

                                                                    Quarter          Six months
                                                                 ended June 30,    ended June 30,
                                                                 -------------     -------------
  Revenue earned      Expense incurred        Account             2004   2003       2004   2003
-------------------- ------------------- -------------------    ------- ------     ------  -----
The Company          Shinhan Bank        Interest income        W 1,341  1,148      2,351   2,163
                     Goodmorning
        "             Shinhan
                       Securities        Interest income          2,003  2,003      4,026   4,026
        "            Shinhan Card        Interest income         16,118 16,700     32,422  22,557
        "            Shinhan Capital     Interest income          9,669  6,762     18,858  12,720
        "            Jeju Bank           Interest income            438    410        845     814
                                                                ------- ------     ------  ------
                                                                 29,569 27,023     58,502  42,280
                                                                ------- ------     ------  ------
Shinhan Bank         The Company         Rental income                -      -          9       -
        "            Chohung Bank        Interest income              1      -         30       -
        "                     "          Gain on derivatives          -      -      1,460       -
                     Goodmorning
                      Shinhan
                      Securities         Interest income            481    487      1,032     873
        "                     "          Rental income                -     60          8      61
        "            Shinhan Card        Interest income            421  1,616        800   2,629
        "                     "          Fees and commission
                                          income                 9,893  15,932     18,122  36,605
        "                     "          Rental income              210    190        431     408
        "            Shinhan Capital     Interest income            709    895      1,452   1,508
        "                     "          Rental income                -     71         68     154
        "                     "          Gain on derivatives        477      -        530       -

        "            Jeju Bank           Interest income             22     60         75     119
        "            Shinhan Credit      Rental income               67     52        128     113
                      Information
                                         Fees and
        "            SH&C Life             commission
                     Insurance             income                     -      -          1       -
Chohung Bank         Shinhan Bank        Interest income             16      -         51       -
        "                     "          Gain on derivatives      2,295      -      3,743       -

        "                     "          Interest income             53      -         64       -
        "                     "          Gain on derivatives         24      -        259       -

        "            Shinhan Card        Interest income            312      -        535       -
        "            Goodmorning
                      Shinhan
                      Securities         Interest income             20      -         20       -
        "                     "           Fees and
                                          commission
                                          income                      8      -          8       -
Goodmorning
  Shinhan
  Securities         Shinhan Bank        Interest income             80    121        322     321
        "                     "          Rental income                -      9          -       9
        "            Chohung Bank        Interest income            132      -        193       -
        "            Shinhan Card        Rental income               73     53        146     105

                      Shinhan Financial Group Co., Ltd.

                                June 30, 2004

                                 (Unaudited)

(12) Related Party Transactions, Continued

                                                                     (in millions of Won)

                                                                 Quarter        Six months
                                                              ended June 30,   ended June 30,
                                                              -------------   ---------------
  Revenue earned      Expense incurred        Account          2004   2003      2004   2003
-------------------  -----------------   ------------------   ------  -----   ------- -------
Goodmorning Shinhan  Shinhan Card        Fees and
  Securities                               commission
                                           income                  1      -       117      -
        "            Shinhan BNP         Rental income            51      -       102      -
                       Paribas ITMC
Shinhan Card         Shinhan Bank        Interest income          16      5        66      5
                                         Fees and
        "                       "          commission
                                           income                 41     15        45     15
                     Goodmorning         Fees and
Shinhan Card           Shinhan             commission
                       Securities          income                 11      -        11      -
                                         Fees and
        "            SH&C Life             commission
                       Insurance           income              1,274      -     1,348      -
Shinhan Capital      Shinhan Bank        Interest income         299    117       549    192
                                         Gain on
        "                      "          derivatives              -  1,024       959    551
        "            Chohung Bank        Interest income           7      -       344      -
                                         Gain on
        "                      "          derivatives             91      -        91      -
Shinhan BNP          Shinhan Bank        Interest income          69    107        74    179
  Paribas ITMC
Jeju Bank            Shinhan Bank        Interest income           -     31         -     46
                                         Fees and
        "            SH&C Life            commission
                       Insurance          income                  52      -        58      -
SH&C Life Insurance  Shinhan Bank        Interest income           -    123        86    257
        "                      "         Insurance income        222      -       488      -
        "            Chohung Bank        Insurance income      3,877      -     3,877      -
e-Shinhan            Shinhan Bank        Interest income          18     36        38     78
                                         Fees and
        "                      "          commission
                                          income                   4      3        35      8
        "            Shinhan Card        Fees and
                                          commission
                                          income                   1      -         4      -
        "            The Company         Fees and
                                          commission
                                          income                  51      -        84      -
Shinhan Macquarie    Shinhan Bank        Interest income           -      -         1      -
Shinhan Credit       Shinhan Bank        Fees and
  Information                              commission
                                           income                685    673     1,261  1,232
        "                      "         Interest income          14      7        24     20
        "            Chohung Bank        Fees and
                                          commission income      821      -     1,408      -
        "            Goodmorning         Fees and
                       Shinhan            commission
                       Securities         income                   2      7         6      7
        "            Shinhan Card        Fees and
                                          commission income    3,402  2,152     4,660  3,576
        "            Shinhan Capital     Fees and
                                          commission income       52     37        82     37
        "            Jeju Bank           Fees and
                                          commission income       72    150       141    284
                                                              ------ ------   ------- ------
                                                              26,427 24,033    45,446 49,392
                                                              ------ ------   ------- ------
                                                            W 55,996 51,056   103,948 91,672
                                                              ====== ======   ======= ======

                      Shinhan Financial Group Co., Ltd.

                                June 30, 2004

                                 (Unaudited)

(12) Related Party Transactions, Continued

     (b) Account balances

         Significant balances with the related parties as of June 30, 2004 and December 31, 2003 are as follows:

                                                                     (in millions of Won)

      Creditor                Debtor                Account             2004      2003
--------------------------------------------- ---------------------  --------- ---------
The Company           Shinhan Bank            Due from banks        W    7,980     5,327
         "                       "            Other assets              10,811    14,644
         "                       "            Loans                     50,000    50,000
         "            Goodmorning
                         Shinhan Securities   Loans                    130,000   130,000
         "                       "            Other assets                 110       134
         "            Shinhan Card            Loans                  1,150,000 1,100,000
         "                       "            Other assets               6,550     6,541
         "            Shinhan Capital         Loans                    700,832   644,905
         "                       "            Other assets               4,788     5,066
         "            Shinhan BNP Paribas     Other assets               2,000         -
                         ITMC
         "            Jeju Bank               Loans                     23,140    20,000
         "                       "            Other assets                 186       186
         "            Shinhan Macquarie       Other assets               1,730         -
         "            Shinhan Credit
                      Information             Other assets                  52        38
                                                                    ---------- ---------
                                                                     2,088,179 1,976,841
                                                                    ---------- ---------
Shinhan Bank          Chohung Bank            Securities                34,360   132,708
         "                       "            Other assets             110,629         -
Shinhan Bank          Chohung Bank            Derivative assets            836       797
         "            Goodmorning             Loans                     30,000    30,000
                         Shinhan Securities
         "                       "            Other assets               4,756     4,418
         "            Shinhan Card            Loans                     13,400    28,500
         "                       "            Other assets                 265        87
         "            Shinhan Capital         Loans                     77,398    75,933
         "                       "            Derivative assets             57        97
         "                       "            Other assets                 255       136
         "            Jeju Bank               Loans                          -     3,140
         "                       "            Other assets                   -       561
         "            SH&C Life Insurance     Other assets               1,087     1,455
Chohung Bank          Shinhan Bank            Due from banks            75,000         -
         "                       "            Loans                    110,629         -
         "                       "            Securities                     -    96,515
         "                       "            Derivative assets          5,213     4,324
         "            Shinhan Capital         Loans                          -       392
         "                       "            Derivative assets            288         -

                      Shinhan Financial Group Co., Ltd.

                                June 30, 2004

                                 (Unaudited)

(12) Related Party Transactions, Continued

                                                                    (in millions of Won)

       Creditor                Debtor               Account             2004     2003
--------------------------------------------- -------------------- ----------- ---------
Goodmorning             Shinhan Bank          Due from banks             7,250    53,064
  Shinhan Securities
          "                        "          Other assets               9,325     6,791
          "             Chohung Bank          Due from banks            12,386     2,011
          "                        "          Other assets                 200         8
          "             Shinhan Card          Other assets                  24         -
Shinhan Card            The Company           Other assets                  94       906
          "             Shinhan Bank          Cash and due from            139       102
                                               banks
          "                        "          Loans                      4,000         -
          "                        "          Other assets               1,189     1,189
                        Goodmorning
          "              Shinhan
                         Securities           Other assets               4,635     4,635
          "             Shinhan Capital       Loans                         14         -
          "             SH&C Life Insurance   Other assets                 176       338
Shinhan Capital         The Company           Other assets                   -       773
          "             Shinhan Bank          Short-term
                                                financial               62,858    58,231
                                                instruments
          "                        "          Other assets                  87       108
          "                        "          Derivative assets          1,844     1,941
          "                        "          Other assets                 292       292
          "             Chohung Bank          Securities                 6,363     6,714
          "                        "          Other assets                 166       173
Shinhan BNP Paribas     Shinhan Bank          Cash and due from         12,644     4,436
    ITMC                                       banks
          "                        "          Other assets                 111       105
          "             Goodmorning
                         Shinhan
                         Securities           Other assets               3,496     3,496
Jeju Bank               Shinhan Bank          Due from banks                16         -
          "                        "          Other assets                   -       561
SH&C Life Insurance     SH&C Life Insurance   Other assets                  16         -
          "             Shinhan Bank          Cash and cash              4,449    33,563
                                               equivalents
          "                        "          Other assets                  40        46
e-Shinhan               Shinhan Bank          Cash and cash                  -     2,158
                                               equivalents
          "                        "          Other assets                  39         -
Shinhan Macquarie       Shinhan Bank          Cash and cash              2,071     1,187
                                               equivalents
Shinhan Credit          Shinhan Bank          Cash and cash              2,575     1,686
 Information                                   equivalents
          "                        "          Other assets               1,416     1,146
          "             Shinhan Card          Other assets                   -       892
          "             Jeju Bank             Other assets                  89       161
                                                                   ----------- ---------
                                                                       602,177   565,776
                                                                   ----------- ---------
                                                                   W 2,690,356 2,542,617
                                                                   =========== =========

                      Shinhan Financial Group Co., Ltd.

                                June 30, 2004

                                 (Unaudited)

(12) Related Party Transactions, Continued

     (c) Guarantees and acceptances

         The guarantees and acceptances provided between the related parties as of June 30, 2004 are as follows:

                                                                                 (in millions of Won)
                                                                                        Amount
      Creditor               Debtor                    Account                        guaranteed
      --------               ------                    -------                       -----------
The Company           Goodmorning Shinhan     Lease guarantee                        W   50,000
                        Securities
Shinhan Bank          Shinhan Capital         Letter of credit                           11,039
          "           Shinhan Finance         Guarantees for loans                       10,791
Chohung Bank          Chohung Finance         Guarantees for letter of credit               807
                                                                                     ----------
                                                                                     W   72,637
                                                                                     ==========

(13) Assets and Liabilities Denominated in Foreign Currency

     Assets and liabilities denominated in foreign currency as of June 30, 2004 and December 31, 2003 are as follows:

                                        (in millions of Won and thousands of U.S. dollars)

                                             Foreign currency           Equivalent Won
                                          --------------------       --------------------
                                              2004      2003            2004       2003
                                          ----------   -------       ---------    -------
Assets:

    Loans                                 $   89,919    89,919      W  103,632    107,705
    Other assets                                 419       426             482        510
                                          ----------   -------      ----------    -------
                                          $   90,338    90,345      W  104,114    108,215
                                          ==========   =======      ==========    =======
Liabilities:

    Borrowings                            $   60,000    60,000      W   69,150     71,868
    Debentures                                30,000    30,000          34,575     35,934
    Discounts on debentures                      (36)      (50)            (42)       (60)
    Other liabilities                            381       382             439        457
                                          ----------   -------      ----------    -------
                                          $   90,345    90,332      W  104,122    108,199
                                          ==========   =======      ==========    =======

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(14)  Commitments and Contingencies

      (a)   Acquisition of Chohung Bank

            On July 9, 2003, the Company made an agreement with the KDIC to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, in accordance with the agreement, the Company would be required to pay contingent consideration to the KDIC in relation to the earnings in the future and changes in fair value of assets and liabilities of Chohung Bank and the details are as follows:

            -     Asset Indemnity Payment

                  Amount       : W652,284 million - asset indemnity amount
                                 for corporate loans, returned KAMCO loans and credit card loans

                  Payment date : earlier of 60 days after the date asset
                                 indemnity is determined as of June 30, 2005 or the date as agreed on

                  Interest     : 4.3% per annum

            -     General Indemnity Payment

                  Amount       : W166,516 million (deductible any amounts due
                                 and payable by the KDIC to the Company in connection with the breach of representation or warranty)

                  Payment date : the second anniversary date of cash portion closing date

                  Interest     : 4.3% per annum

            -     Earn Out Payment

                  Amount       : 20% of the total excess amount, which means
                                 net earnings of Chohung Bank for fiscal years of 2004, 2005 and 2006 in excess of W1,800 billion

                  Payment date : within 30 days after the date excess amount is determined for the fiscal year of 2006

            These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable.

      (b)   Indemnification on contingent loss

            Pursuant to the sale agreement of 50% shares in Shinhan ITMC, entered into between BNP Paribas Asset Management Group and the Company, the Company agreed to compensate BNP Paribas Asset Management Group for contingent loss arising from following pending lawsuit filed against Shinihan BNP Paribas ITMC:

                                                                     (in millions of Won)
                                                                          Amount to be
         Plaintiff                  Claimed for                              claimed
        ----------               -------------------                 --------------------
Bumin Mutual Savings Bank         Indemnity for loses                     W     100

            However, with regard to above pending lawsuit, the ultimate outcome of other lawsuits cannot be presently determined.

      (c) As of June 30, 2004, the Company has provided a blank note to Koram Bank, as collateral related to bank overdrafts.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(15)  Capital Stock

      (a) The Company issued new preferred stock for the year ended December 31, 2003, and the details are as follows:

                                  Number of      Predetermined
                                   shares      dividend rate (%)             Redeemable period
                                 ----------    -----------------     ------------------------------------
Redeemable preferred stock:
     Series 1                     9,316,792        4.04               August 19, 2004  ~ August 18, 2006
     Series 2                     9,316,792        4.04               August 19, 2005  ~ August 18, 2007
     Series 3                     9,316,792        4.04               August 19, 2006  ~ August 18, 2008
     Series 4                     9,316,792        4.04               August 19, 2007  ~ August 18, 2009
     Series 5                     9,316,793        4.04               August 19, 2008  ~ August 18, 2010
     Series 6                     3,500,000        7.00                July 19, 2006  ~ August 18, 2006
     Series 7                     2,433,334        7.46                July 19, 2008  ~ August 18, 2008
     Series 8                        66,666        7.86                July 19, 2010  ~ August 18, 2010
                                 ----------
                                 52,583,961
Redeemable convertible preferred stock:
     Series 9 (*)                44,720,603        2.02               August 19, 2006  ~ August 18, 2008
                                 ----------
                                 97,304,564
                                 ==========

       (*)  Convertible period      : August 19, 2004  ~ August 18, 2007
            Conversion ratio        : 1 common share to 1 preferred share
            Conversion price in Won : W18,086

      (b) Details of changes in capital stock for the six months ended June 30, 2004 and the year ended December 31, 2003 are as follows:

                                                                      (in millions of Won)
                                                   ---------------------------------------------------------
                                                                            2004
                                                   ---------------------------------------------------------
                                                   Number of shares     Capital stock        Capital surplus
                                                   ----------------     -------------        ---------------
Balance at beginning of the period                   391,705,864           1,958,530           3,316,380
Stock exchange                                        14,682,590              73,412             221,560
                                                     -----------           ---------           ---------
Balance at end of the year                           406,388,454           2,031,942           3,537,940
                                                     ===========           =========           =========

                                                                      (in millions of Won)
                                                   ---------------------------------------------------------
                                                                            2003
                                                   ---------------------------------------------------------
                                                   Number of shares     Capital stock        Capital surplus
                                                   ----------------     -------------        ---------------
Balance at beginning of the year                     292,361,125           1,461,806           1,976,625
Redeemable preferred stock issued:
  Series 1 to 5                                       46,583,961             232,920             237,784
  Series 6 to 8                                        6,000,000              30,000             855,530
Redeemable convertible preferred stock issued:
  Series 9                                            44,720,603             223,603             228,271
Common stock issued                                    1,864,065               9,320              18,183
Stock exchange                                           176,110                 881                 (13)
                                                     -----------           ---------           ---------
Balance at end of the year                           391,705,864           1,958,530           3,316,380
                                                     ===========           =========           =========

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(16)  Retained Earnings

      Retained earnings as of June 30, 2004 and December 31, 2003 consist of the following:

                                                      (in millions of Won and thousands of U.S. dollars)
                                                   --------------------------------------------------------
                                                               Won                  U.S. dollars (Note 2)
                                                   ---------------------------    -------------------------
                                                       2004              2003        2004            2003
                                                   -----------         -------    ---------         -------
Legal reserves                                     W   118,692          82,469    $ 102,987          71,556
Retained earnings before appropriations                922,453         783,929      800,393         680,199
                                                   -----------         -------    ---------         -------
                                                   W 1,041,145         866,398    $ 903,380         751,755
                                                   ===========         =======    =========         =======

      The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net earnings as a legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders' approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(17)  Capital Adjustment

      Capital adjustments as of June 30, 2004 and December 31, 2003 consist of the following:

                                                     (in millions of Won and thousands of U.S. dollars)
                                                   --------------------------------------------------------
                                                              Won                  U.S. dollars (Note 2)
                                                   ---------------------------    ------------------------
                                                       2004             2003        2004             2003
                                                   -----------        --------    ---------         -------
Gain on equity method valuation                    W   215,232         181,583    $ 186,752         157,556
Loss on equity method valuation                       (165,123)       (214,962)    (143,274)       (186,518)
Stock options (note 18)                                  4,673           9,626        4,055           8,353
                                                   -----------         -------    ---------         -------
                                                   W    54,782         (23,753)   $  47,533         (20,609)
                                                   ===========         =======    =========         =======

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(18)  Stock Options

      (a) Details of stock options as of June 30, 2004 and December 31, 2003 are as follows:

                                                                                                    (in Won)
      Grant date                    March 25, 2004             May 15, 2003               May 22, 2002
----------------------          -----------------------   -----------------------   -----------------------
Shares granted                       1,301,600 shares          1,156,300 shares           1,004,200 shares
Share expired to date                    5,200 shares             41,227 shares             133,979 shares
                                -----------------------   -----------------------   ------------------------
Shares outstanding                   1,296,400 shares          1,115,073 shares             870,221 shares
                                    Stock grant or            Stock grant or
Type of stock options             price compensation        price compensation         Price compensation
Exercise price                               W21,595                   W11,800                    W18,910
                                 Within 3 years after      Within 4 years after       Within 4 years after
Exercise period                 2 years from grant date   2 years from grant date   2 years from grant date
                                    After 5 years             After 6 years              After 6 years
Forfeited period                   from grant date           from grant date            from grant date

            Assumptions used to determine the fair value of options:

Risk-free interest rate                 4.39%                     4.25%                       -
Expected exercise period              3.5 years                  4 years                      -
Expected stock price volatility        19.85%                    22.11%                       -
Expected dividend yield                  0%                        0%                         -
Expected ratios of no-exercise           0%                        0%                         -
Weighted average fair value            W7,696                    W5,292                       -

            With respect to the stock options granted on May 22, 2002, the Company decided to pay the difference between the market price and the exercise price in cash for the six months ended June 30, 2004. As a result, the Company determined to apply intrinsic value method to those stock options, and W7,694 million of stock options, W6,113 million of accounts receivable and W1,581 million of stock compensation costs decreased for the six months ended June 30, 2004.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(18)  Stock Options, Continued

      (b) Changes in stock compensation costs for the six months ended June 30, 2004 are as follows:

                                                                                         (in millions of Won)
                                                                            Personnel of
  Grant date                Stock compensation cost                  the Company    subsidiaries       Total
--------------       ------------------------------------            -----------    ------------      -------
March 25, 2004       Recorded at beginning of the period              W      -               -             -
                     Incurred during the period                            324           1,015         1,339
                     To be recorded in subsequent periods                2,091           6,546         8,637

May 15, 2003         Recorded at beginning of the period                   442           1,489         1,931
                     Incurred during the period                            319           1,083         1,402
                     To be recorded in subsequent periods                  587           1,980         2,567

May 22, 2002         Recorded at beginning of the period                 1,581           6,113         7,694
                     Incurred during the period                         (1,581)         (6,113)       (7,694)
                     To be recorded in subsequent periods                    -               -             -

            For stock options, which were granted to the personnel of the subsidiaries, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, the subsidiaries have recorded stock compensation costs as long-term payables, and the Company has accounted for as accounts receivable.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(19)  General and Administrative Expenses

      Details of general and administrative expenses for the quarters and six months ended June 30, 2004 and 2003 are as follows:

                                                               (in millions of Won and thousands of U.S. dollars)
                                                            Won                            U.S. dollars (note 2)
                                     ----------------------------------------------     -------------------------
                                          Quarter ended           Six months ended        Quarter      Six months
                                             June 30,                 June 30,             ended          ended
                                     ----------------------      ------------------       June 30,      June 30,
                                         2004          2003        2004        2003        2004            2004
                                     -----------      -----      ------      ------     -----------    ----------
Salaries and wages                   W       673      2,343       4,461       3,974     $       584       3,871
Provision for retirement and
  severance benefits                          53          -         106           -              46          92
Other employees benefits                     222        101         448         268             193         389
Rental                                       147         24         254          40             127         220
Entertainment                                138         47         299         312             120         259
Depreciation                                 160        126         310         232             139         269
Amortization                                  28         27          55          54              24          48
Bad debts                                      -      2,032         545       6,148               -         473
Taxes and dues                                24         13          92          66              21          80
Advertising                                    1          3           8           4               1           7
Fees and commission                        2,407        389       5,368         938           2,088       4,658
Other                                      2,951        760       3,458         945           2,560       3,000
                                     -----------      -----      ------      ------     -----------      ------
                                     W     6,804      5,865      15,404      12,981     $     5,903      13,366
                                     ===========      =====      ======      ======     ===========      ======

(20)  Income Taxes

      (a) The Company is subject to income taxes based on taxable earnings, which results in the normal tax rate of 29.7%.

            The Korean government reduced the corporate income tax rate beginning in 2005. Specifically, effective from January 1, 2005, the income tax rate will be reduced from 29.7% to 27.5%. As result, the statutory income tax rate of 29.7% is applied for deferred income tax assets (liabilities) that will be realized before 2005 and statutory income tax rate of 27.5% is applied for deferred income tax assets (liabilities) that will be realized after 2005, reflecting the corporate tax rate cut from 2005.

            The components of income taxes for the quarters and six months ended June 30, 2004 and 2003 are as follows:

                                                                                        (in millions of Won)
                                                  Quarter ended June 30,           Six months ended June 30,
                                              ------------------------------       --------------------------
                                                   2004                 2003         2004               2003
                                              --------------            ----         ----               ----
Current income taxes                          W            -              -            -                  -
Changes in deferred taxes:
   temporary differences                                   -              -            -                  -
                                              --------------            ---          ---                ---
                                              W            -              -            -                  -
                                              ==============            ===          ===                ===

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(20)  Income Taxes, Continued

      (b) Reconciliation of accounting income and taxable income for the six months ended June 30, 2004 and the year ended December 31, 2003 is as follows:

                                                                                         (in millions of Won)
                                                            Temporary difference        Permanent difference
                                                         --------------------------    ---------------------
                  Description                                2004           2003          2004        2003
------------------------------------------------         ------------     ---------    ---------   ---------
Addition:

  Dividends received                                     W    256,536      186,896            -           -
  Accrued income earned in prior year                          11,334        4,332            -           -
  Investment securities accounted for by the
       equity method                                           52,597       10,848            -           -
  Retirement and severance benefits                                76            -            -           -
  Stock compensation cost                                           -            -          355       1,381
  Entertainment expense in excess of tax limit                      -            -          284       1,434
  Other                                                             -           20           11          34
                                                         ------------     --------     --------    --------
                                                              320,543      202,096          650       2,849
                                                         ------------     --------     --------    --------
Deduction:

  Dividends received                                                -            -      250,351     186,058
  Investment securities accounted for by the
       equity method                                                -            -            -      10,848
  Retained earnings                                                 -            -       52,597          20
  Accrued income earned in current period                      11,234       11,334            -           -
  Deposit for retirement and severance benefits
       insurance                                                  578          198            -           -
  Valuation gain using the equity method                      487,648      388,641            -           -
  Other                                                             3            -            -           -
                                                         ------------     --------     --------    --------
                                                              499,463      400,173      302,948     196,926
                                                         ------------     --------     --------    --------
                                                         W   (178,920)    (198,077)    (302,298)   (194,077)
                                                         ============     ========     ========    ========

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(20)  Income Taxes, Continued

      (c) Changes in significant accumulated temporary differences and tax effects for the six months ended June 30, 2004 and the year ended December 31, 2003 are as follows:

                                                                                         (in millions of Won)
                                                                                 2004
                                                        ----------------------------------------------------
                                                         Beginning                                  Ending
                                                         balance (*)       Increase    Decrease     balance
                                                        --------------    ---------    ---------   ---------
Temporary differences:

  Securities                                            W      12,198       52,597            -      64,795
  Retirement and severance benefits                               251           76            -         327
  Valuation gain using the equity method                     (268,310)    (487,648)    (256,536)   (499,422)
  Accrued income                                              (11,334)     (11,234)     (11,334)    (11,234)
  Deposit for severance benefit insurance                        (251)        (578)           -        (829)
  Other                                                            11            -            3           8
                                                        -------------     --------     --------    --------
                                                             (267,435)    (446,787)    (267,867)   (446,355)
                                                        -------------     --------     --------    --------

Unrealizable temporary differences on valuation gain
     using the equity method                                  263,171                               418,330
                                                        -------------                              --------
Net temporary differences                                      (4,264)                              (28,025)
Tax effects of temporary differences                           (1,172)                               (7,707)
Tax effects of tax loss carryforwards                          13,706                                16,689
                                                        -------------                              --------
Net tax effects                                                12,534                                 8,982
                                                        =============                              ========
Tax effects recorded in financial statements (**)       W           -                                     -
                                                        =============                              ========

(*) Amount resulting from prior year tax return is reflected in the current period.

(**) Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards, which are not recognized as deferred taxes, is W60,688 million, with the tax benefit maturity of W5,553 million in 2006, W14,363 million in 2007, W29,014 million in 2008 and W11,758 million in 2009.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(20)  Income Taxes, Continued

                                                                                         (in millions of Won)
                                                                                 2003
                                                        ---------------------------------------------------
                                                          Beginning                                 Ending
                                                           balance        Increase     Decrease     balance
                                                        -------------     --------     --------    --------
Deductible temporary differences:
  Securities                                            W       1,351       10,848            -      12,199
  Retirement and severance benefits                               342            -            -         342
                                                        -------------     --------     --------    --------
                                                                1,693       10,848            -      12,541
                                                        -------------     --------     --------    --------
Taxable temporary differences:
  Valuation gain using the equity method                     (203,714)    (388,641)    (186,896)   (405,459)
  Accrued income                                               (4,332)     (11,334)      (4,332)    (11,334)
  Deposit for severance benefit insurance                        (332)        (198)           -        (530)
  Other                                                            (4)           -          (20)        (16)
                                                        -------------     --------     --------    --------
                                                             (208,382)    (400,173)    (191,248)   (417,307)
                                                        -------------     --------     --------    --------
                          Net                                (206,689)                             (404,766)

Unrealizable temporary differences on valuation gain
     using the equity method                                  191,135                               386,200
                                                        -------------                              --------
Net temporary differences                                     (15,554)                              (18,566)
Tax effects of temporary differences                           (4,619)                               (5,106)
Tax effects of tax loss carryforwards                           6,295                                13,706
                                                        -------------                              --------
Net tax effects                                                 1,676                                 8,600
                                                        =============                              ========
Tax effects recorded in financial statements (*)        W           -                                     -
                                                        =============                              ========

(*) Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards, which are not recognized as deferred taxes, is W49,842 million, with the tax benefit maturity of W5,553 million in 2006, W14,363 million in 2007 and W29,926 million in 2008.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(21)  Earnings Per Share

      (a)   Earnings per share

            Earnings per common share is calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. The Company's ordinary income and net earnings per share for the quarters and six months ended June 30, 2004 and 2003 are computed as follows:

                                                                       (in millions of Won, except per share)
                                                   Quarter ended June 30,          Six months ended June 30,
                                                -----------------------------    ----------------------------
                                                     2004             2003           2004            2003
                                                --------------    -----------    -----------     -----------
Net earnings for period                         W      323,842         45,989        469,458         102,423
Extraordinary loss (gain)                                    -              -              -               -
Dividends on preferred stock                            28,628              -         57,256               -
                                                --------------    -----------    -----------     -----------
Ordinary income available for common stock             295,214         45,989        412,202         102,423
Weighted average number of common shares
     outstanding                                   295,692,077    292,361,125    295,046,689     292,361,125
                                                --------------    -----------    -----------     -----------
Ordinary income per share in Won                           998            157          1,397             350

Net earnings per share in Won                   W          998            157          1,397             350
                                                ==============    ===========    ===========     ===========

      (b)   Diluted earnings per share

            For the six months ended June 30, 2004, if convertible preferred stock and stock options exercised, 47,132,076 shares of common stocks would be issued, and if preferred stock converted into common stock on issue date, weighted average number of common shares outstanding is 340,427,353. However, diluted earnings per share for the six months ended June 30, 2004 are not computed because stock options have no dilutive effect.

            Details of diluted ordinary / net earnings per share due to dilutive effect for the quarters and six months ended June 30, 2004 are as follows:

                                                                       (in millions of Won, except per share)
                                                                                  Quarter         Six months
                                                                                ended June        ended June
                                                                                 30, 2004        30, 2004
                                                                               -------------     -----------
Ordinary income available for common stock                                     W     295,214         412,202
Add: dividends on convertible preferred stock                                          4,062           8,124
Add: stock compensation costs                                                            193             319
                                                                               -------------     -----------
Diluted ordinary income / net earnings                                               299,469         420,646
Weighted average number of common shares outstanding in share                    341,093,897     340,427,353
                                                                               -------------     -----------
Diluted ordinary income per share in Won                                       W         878           1,236
                                                                               =============     ===========
Diluted net earnings per share in Won                                          W         878           1,236
                                                                               =============     ===========

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(21)  Earnings Per Share, Continued

      (c)   Securities applicable to common shares

                                                                                            Number of shares
                                                         Convertible period                   to be issued
                                                 ---------------------------------          ----------------
Redeemable convertible preferred stock           August 19, 2004 i- August 18, 2007             44,720,603
Stock options                                      May 15, 2005  i- June 15, 2009                1,115,073
Stock options                                     March 26, 2006 i- March 25, 2009               1,296,400
                                                                                               -----------
                                                                                                47,132,076
                                                                                               ===========

(22)  Statements of Cash Flows

      Significant transactions not involving cash inflows or outflows for the quarters and six months ended June 30, 2004 and 2003 are as follows:

                                                                           (in millions of Won, except per share)
                                                                     Quarter ended           Six months ended
                                                                        June 30,                 June 30,
                                                                 ----------------------      --------------------
                                                                    2004          2003         2004        2003
                                                                 -----------     ------      --------    --------
Acquisition of investment securities accounted for
  by the equity method through shares exchange                   W   294,973          -      294,973           -
Changes in capital adjustments due to the equity method                1,424     82,789      335,501       5,891
Changes in retained earnings due to the equity method                (54,515)        60      (52,597)     12,536
Stock options recorded as accounts receivable                            720      1,234        2,098       2,179
Changes in unrealized gain on available-for-sale securities                -        325            -          24
  Amortization offseted to retained earnings due to
     accounting change                                                     -          -            -          20
Appropriations of retained earnings as legal reserve                       -          -       36,223      60,393

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(23)  Condensed Financial Statements of Subsidiaries

      (a)   Balance sheets

            Condensed balance sheets of subsidiaries as of June 30, 2004 and December 31, 2003 are as follows:

                                                                                         (in millions of Won)
                                                                          2004
                                            ---------------------------------------------------------------------
                                                                                              Total stockholders'
         Subsidiaries                           Total assets           Total liabilities            equity
------------------------------              -------------------        -----------------      ------------------
Shinhan Bank                                W        72,521,022            68,903,786             3,617,236
Chohung Bank                                         64,620,519            62,294,908             2,325,611
Goodmorning Shinhan Securities                        2,554,251             1,888,942               665,309
Shinhan Card                                          1,436,967             1,283,211               153,756
Shinhan Capital                                       1,348,949             1,240,385               108,564
Shinhan BNP Paribas ITMC                                 51,435                 8,173                43,262
Jeju Bank                                             1,761,718             1,657,317               104,401
SH&C Life Insurance                                     188,844               162,073                26,771
e-Shinhan                                                 3,993                   672                 3,321
Shinhan Macquarie                                        12,422                12,163                   259
Shinhan Credit Information                                8,605                 2,387                 6,218
                                            -------------------           -----------             ---------
                                            W       144,508,725           137,454,017             7,054,708
                                            ===================           ===========             =========

                                                                                             (in millions of Won)
                                                                          2003
                                            ---------------------------------------------------------------------
                                                                                              Total stockholders'
        Subsidiaries                            Total assets           Total liabilities            equity
----------------------------                -------------------        -----------------      -------------------
Shinhan Bank                                W        70,066,189            66,550,821             3,515,368
Chohung Bank                                         59,227,864            57,289,224             1,938,640
Goodmorning Shinhan Securities                        2,928,017             2,290,044               637,973
Shinhan Card                                          1,778,191             1,620,555               157,636
Shinhan Capital                                       1,153,907             1,051,683               102,224
Shinhan BNP Paribas ITMC                                 47,461                 2,489                44,972
Jeju Bank                                             1,785,961             1,682,328               103,633
SH&C Life Insurance                                     114,012                87,970                26,042
e-Shinhan                                                 3,924                   225                 3,699
Shinhan Macquarie                                        11,255                 7,642                 3,613
Shinhan Credit Information                               13,588                 9,726                 3,862
                                            -------------------           -----------             ---------
                                            W       137,130,369           130,592,707             6,537,662
                                            ===================           ===========             =========

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(23)  Condensed Financial Statements of Subsidiaries, Continued

      (b)   Statements of Earnings

            Condensed statements of earnings of subsidiaries for the quarters and six months ended June 30, 2004 and 2003 are as follows:

                                                                                         (in millions of Won)
                                                       Six months ended June 30, 2004
                              --------------------------------------------------------------------------------
                                 Operating         Operating        Operating      Ordinary       Net earnings
       Subsidiaries               revenue           expense        income (loss)  income (loss)       (loss)
--------------------------    --------------       ---------       ------------   -------------   ------------
Shinhan Bank                  W    2,722,973       2,204,060          518,913        677,175        477,208
Chohung Bank                       2,810,913       2,645,046          165,867        129,118        127,508
Goodmorning Shinhan
  Securities                         401,694         378,775           22,919         32,234         32,511
Shinhan Card                         214,350         218,127           (3,777)        (3,879)        (3,879)
Shinhan Capital                       98,098          78,586           19,512         19,009         13,267
Shinhan BNP
  Paribas ITMC                         6,624           3,446            3,178          3,183          2,209
Jeju Bank                             65,663          65,144              519          1,223          1,223
SH&C life Insurance                   16,741          17,447             (706)          (282)          (282)
e-Shinhan                              1,300           1,694             (394)          (378)          (378)
Shinhan Macquarie                      7,817           7,618              199            324             90
Shinhan Credit Information            19,078          19,506             (428)          (269)         2,356
                              --------------       ---------          -------        -------        -------
                              W    6,365,251       5,639,449          725,802        857,458        651,833
                              ==============       =========          =======        =======        =======

                                                                                         (in millions of Won)
                                                       Six months ended June 30, 2003
                              --------------------------------------------------------------------------------
                                 Operating         Operating        Operating      Ordinary       Net earnings
       Subsidiaries               revenue           expense       income (loss)  income (loss)       (loss)
---------------------------   --------------       ---------      -------------  -------------    ------------
Shinhan Bank                  W    2,340,516       2,103,162         237,354        219,388         151,701
Goodmorning Shinhan
     Securities                      307,973         296,229          11,744         46,272          23,609
Shinhan Card                         206,966         280,862         (73,896)       (73,921)        (73,683)
Shinhan Capital                       69,695          56,215          13,480         12,190           8,598
Shinhan BNP
     Paribas ITMC                      6,270           6,875            (605)          (163)           (120)
Jeju Bank                             70,486          72,529          (2,043)          (972)          1,057
SH&C life Insurance                    1,382           2,030            (648)        (1,619)         (1,619)
e-Shinhan                              1,081           1,814            (733)          (709)           (709)
Shinhan Macquarie                      3,082           4,295          (1,213)        (1,003)         (1,352)
Shinhan Credit Information             5,882           4,813           1,069          1,089             772
                              --------------       ---------         -------        -------         -------
                              W    3,013,333       2,828,824         184,509        200,552         108,254
                              ==============       =========         =======        =======         =======

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(23)  Condensed Financial Statements of Subsidiaries, Continued

                                                                                         (in millions of Won)
                                                        Quarter ended June 30, 2004
                              -------------------------------------------------------------------------------
                                  Operating        Operating        Operating      Ordinary       Net earnings
       Subsidiaries                revenue          expense       income (loss)  income (loss)       (loss)
--------------------------    --------------       ---------      -------------  -------------    ------------
Shinhan Bank                  W    1,282,101       1,007,223         274,878        311,610         223,800
Chohung Bank                       1,331,800       1,206,886         124,914         92,378          91,388
Goodmorning Shinhan
  Securities (*)                     208,309         199,847           8,462         10,118           8,413
Shinhan Card                         105,455         104,047           1,408          1,311           1,311
Shinhan Capital                       41,853          35,151           6,702          6,868           4,958
Shinhan BNP
  Paribas ITMC (*)                     3,394           1,731           1,663          1,663           1,143
Jeju Bank                             33,124          28,616           4,508          5,542           5,542
SH&C life Insurance (*)                8,861           8,915             (54)           370             370
e-Shinhan                                662           1,070            (408)          (412)           (412)
Shinhan Macquarie (*)                    130           1,431          (1,301)        (1,193)           (571)
Shinhan Credit Information             9,830           9,357             473            446           3,071
                              --------------       ---------         -------        -------         -------
                              W    3,025,519       2,604,274         421,245        428,701         339,013
                              ==============       =========         =======        =======         =======

                                                                                         (in millions of Won)
                                                        Quarter ended June 30, 2003
                              --------------------------------------------------------------------------------
                                  Operating        Operating        Operating      Ordinary       Net earnings
       Subsidiaries                revenue          expense       income (loss)  income (loss)       (loss)
---------------------------   --------------       ---------      -------------  -------------    ------------
Shinhan Bank                  W    1,133,716       1,059,326          74,390         85,376          57,741
Goodmorning Shinhan
     Securities (*)                  166,164         144,905          21,259         52,578          44,354
Shinhan Card                         108,238         147,774         (39,536)       (39,532)        (39,532)
Shinhan Capital                       47,100          38,910           8,190          7,139           5,070
Shinhan BNP
     Paribas ITMC (*)                  3,052           1,876           1,176          1,747           1,231
Jeju Bank                             35,014          36,335          (1,321)        (1,528)            501
SH&C life Insurance (*)                  837           1,772            (935)          (935)           (935)
e-Shinhan                                509             874            (365)          (385)           (385)
Shinhan Macquarie (*)                    110           1,114          (1,004)          (999)         (1,204)
Shinhan Credit Information             3,652           2,908             744            751             434
                              --------------       ---------         -------        -------         -------
                              W    1,498,392       1,435,794          62,598        104,212          67,275
                              ==============       =========         =======        =======         =======

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(24)  Financing and Operating Status of the Company and Subsidiaries

      (a) The financing status of the Company and its subsidiaries as of June 30, 2004 and December 31, 2003 are as follows:

                                                                                         (in millions of Won)
                                                                            2004
                                          -------------------------------------------------------------------
                                               Deposits         Borrowings     Debentures (*)       Total
                                          ---------------       ----------     --------------    ----------
The Company                               W             -          274,150       2,080,227        2,354,377
Shinhan Bank                                   41,347,008       11,338,715       9,961,600       62,647,323
Chohung Bank                                   42,921,346        5,826,597       5,027,403       53,775,346
Goodmorning Shinhan Securities                    690,559          353,282         161,000        1,204,841
Shinhan Card                                            -        1,223,400               -        1,223,400
Shinhan Capital                                         -          913,588         144,746        1,058,334
Jeju Bank                                       1,385,883           85,740          35,000        1,506,623
Shinhan Macquarie                                       -            6,075               -            6,075
                                          ---------------       ----------      ----------      -----------
                                          W    86,344,796       20,021,547      17,409,976      123,776,319
                                          ===============       ==========      ==========      ===========

(*) Net of discounts on debentures

                                                                                       (in millions of Won)
                                                                         2003
                                          ---------------------------------------------------------------
                                              Deposits         Borrowings     Debentures (*)     Total
                                          ---------------      -----------    --------------  -----------
The Company                               W             -          165,868       1,980,543      2,146,411
Shinhan Bank                                   41,991,839       10,621,963       9,115,997     61,729,799
Chohung Bank                                   40,030,091        5,711,922       6,424,165     52,166,178
Goodmorning Shinhan Securities                  1,032,769          657,838         161,000      1,851,607
Shinhan Card                                            -        1,318,182         259,991      1,578,173
Shinhan Capital                                         -          787,433         114,814        902,247
Jeju Bank                                       1,438,284           83,299          35,000      1,556,583
                                          ---------------       ----------      ----------    -----------
                                          W    84,492,983       19,346,505      18,091,510    121,930,998
                                          ===============       ==========      ==========    ===========

(*) Net of discounts on debentures

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(24)  Financing and Operating Status of the Company and Subsidiaries, Continued

      (b) The operating status of the Company and its subsidiaries as of June 30, 2004 and December 31, 2003 are as follows:

                                                                                         (in millions of Won)
                                                                           2004
                                          ------------------------------------------------------------------
                                                                                Cash and due
                                              Loans (*)         Securities        from bank         Total
                                          ---------------       ----------      -------------    ----------
The Company                               W     2,043,702        6,962,491           7,983        9,014,176
Shinhan Bank                                   51,592,633       13,640,398       1,438,915       66,671,946
Chohung Bank                                   42,291,560       11,035,762       1,563,563       54,890,885
Goodmorning Shinhan Securities                    143,491        1,222,910         843,364        2,209,765
Shinhan Card                                      922,057          482,896           3,970        1,408,923
Shinhan Capital                                 1,052,114           65,616          79,558        1,197,288
Shinhan BNP Paribas ITMC                              355           18,318          25,073           43,746
Jeju Bank                                       1,228,384          343,312          18,753        1,590,449
SH&C Life Insurance                                   124           54,726          13,343           68,193
e-Shinhan                                              36               86           2,063            2,185
Shinhan Macquarie                                       -                -           2,072            2,072
Shinhan Credit Information                              -                -           1,402            1,402
                                          ---------------       ----------       ---------      -----------
                                          W    99,274,456       33,826,515       4,000,059      137,101,030
                                          ===============       ==========       =========      ===========

(*) Net of allowance for loan losses and present value discounts

                                                                                       (in millions of Won)
                                                                           2003
                                          -----------------------------------------------------------------
                                                                               Cash and due
                                              Loans (*)         Securities       from bank         Total
                                          ---------------       ----------     -------------    -----------
The Company                               W     1,935,180        6,308,538           5,353        8,249,071
Shinhan Bank                                   47,783,925       15,592,202       2,697,780       66,073,907
Chohung Bank                                   42,701,666        9,208,341         548,249       52,458,256
Goodmorning Shinhan Securities                    397,354        1,020,131       1,154,647        2,572,132
Shinhan Card                                    1,058,667          682,841           3,886        1,745,394
Shinhan Capital                                   899,140           54,388          58,232        1,011,760
Shinhan BNP Paribas ITMC                              176              680          29,498           30,354
Jeju Bank                                       1,326,103          243,024          21,122        1,590,249
SH&C Life Insurance                                    44           38,650          38,511           77,205
e-Shinhan                                              36              107           2,160            2,303
Shinhan Macquarie                                       -                -           1,187            1,187
Shinhan Credit Information                              -                -           1,691            1,691
                                          ---------------       ----------       ---------      -----------
                                          W    96,102,291       33,148,902       4,562,316      133,813,509
                                          ===============       ==========       =========      ===========

(*) Net of allowance for loan losses and present value discounts

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(25)  Contribution of Subsidiaries to the Company's Net Earning

      Effects under the equity method on the Company's net earnings for the quarters and six months ended June 30, 2004 and 2003 are as follows:

                                                                                           (in millions of Won)
                                                               Six months ended             Six months ended
                                                                 June 30, 2004                June 30, 2003
                                                           -------------------------   ---------------------------
                                                              Amount       Ratio (%)       Amount        Ratio (%)
                                                           -----------     ---------   -------------     ---------
Valuation gain accounted for by the equity method on:

  Shinhan Bank                                             W   316,781       64.96     W    151,951      133.55
  Chohung Bank                                                 147,403       30.23
  Goodmorning Shinhan Securities                                10,692        2.19           10,160        8.93
  Shinhan Card                                                  (3,629)      (0.74)         (67,283)     (59.14)
  Shinhan Capital                                               13,547        2.78           18,416       16.19
  Shinhan BNP Paribas ITMC                                       1,105        0.23              (60)      (0.05)
  Jeju Bank                                                        956        0.20            1,783        1.57
  SH&C Life Insurance                                             (142)      (0.03)            (809)      (0.71)
  e-Shinhan                                                       (278)      (0.06)            (523)      (0.46)
  Shinhan Macquarie                                                 11           -             (423)      (0.37)
  Shinhan Credit Information                                     1,202        0.25              560        0.49
                                                           -----------      ------     ------------      ------
                                                               487,648      100.00          113,773      100.00
                                                                            ======                       ======
Other income                                                    63,045                       42,906
Other expense                                                  (81,235)                     (54,256)
                                                           -----------                 ------------
Net earnings for period                                    W   469,458                 W    102,423
                                                           ===========                 ============

                                                                                           (in millions of Won)
                                                                Quarters ended                Quarters ended
                                                                 June 30, 2004                 June 30, 2003
                                                           -------------------------   ---------------------------
                                                              Amount       Ratio (%)        Amount       Ratio (%)
                                                           -----------     ---------   -------------     ---------
Valuation gain accounted for by the equity method on:

  Shinhan Bank                                             W   223,799       67.38     W     58,229      118.72
  Chohung Bank                                                  96,060       28.92
  Goodmorning Shinhan Securities                                   687        0.21           23,829       48.58
  Shinhan Card                                                   1,061        0.32          (38,133)     (77.74)
  Shinhan Capital                                                5,008        1.51            2,349        4.79
  Shinhan BNP Paribas ITMC                                         572        0.17              615        1.25
  Jeju Bank                                                      3,811        1.15            3,307        6.19
  SH&C Life Insurance                                              184        0.06             (467)      (0.95)
  e-Shinhan                                                       (303)      (0.09)            (284)      (0.58)
  Shinhan Macquarie                                               (326)      (0.10)            (347)      (0.71)
  Shinhan Credit Information                                     1,567        0.47              222        0.45
                                                           -----------      ------     ------------      ------
                                                               332,120      100.00           49,051      100.00
                                                                            ======                       ======
Other income                                                    29,959                       24,381
Other expense                                                  (38,237)                     (27,443)
                                                           -----------                 ------------
Net earnings for period                                    W   323,842                 W     45,989
                                                           ===========                 ============

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(26)  Allowance for Loan Losses of the Company and its Subsidiaries

      Changes in allowance for loan losses of the Company and its subsidiaries for the six months ended June 30, 2004 and the year ended December 31, 2003 are as follows:

                                                                                              (in millions of Won)
                                                                                 2004
                                              -------------------------------------------------------------------
                                              Beginning balance            Increase (decrease)     Ending balance
                                              -----------------            -------------------     --------------
   The Company                                W            9,725                     545                10,270
   Shinhan Bank                                          866,428                  36,745               903,173
   Chohung Bank (*)                                    1,686,350                (144,343)            1,542,007
   Goodmorning Shinhan Securities                         43,048                  (9,276)               33,772
   Shinhan Card                                          118,609                 (17,995)              100,614
   Shinhan Capital                                        17,899                   3,927                21,826
   Shinhan BNP Paribas ITMC                                   14                       2                    16
   Jeju Bank (*)                                          35,270                   8,795                44,065
   SH&C Life Insurance                                         1                       7                     8
   e-Shinhan                                                   8                       6                    14
   Shinhan Macquarie                                          98                     (14)                   84
   Shinhan Credit Information                                 36                     (36)                    -
                                              ------------------                --------             ---------
                                              W        2,777,486                (121,637)            2,655,849
                                              ==================                ========             =========

(*) W33,533 million of additional allowance for loan losses is included in ending balance.

                                                                                             (in millions of Won)
                                                                               2003
                                              --------------------------------------------------------------------
                                                Beginning balance          Increase (decrease)      Ending balance
                                              --------------------         -------------------      --------------
The Company                                   W              3,846                  5,879                 9,725
Shinhan Bank                                               565,844                300,584               866,428
Chohung Bank (**)                                        1,604,607                 81,743             1,686,350
Goodmorning Shinhan Securities (*)                          87,442                (44,394)               43,048
Shinhan Card                                                96,074                 22,535               118,609
Shinhan Capital (*)                                         33,787                (15,888)               17,899
Shinhan BNP Paribas ITMC                                         8                      6                    14
Jeju Bank (*) (**)                                          29,318                  5,952                35,270
SH&C Life Insurance                                              -                      1                     1
e-Shinhan                                                        1                      7                     8
Shinhan Macquarie                                               22                     76                    98
Shinhan Credit Information                                       -                     36                    36
                                              --------------------                -------             ---------
                                              W          2,420,949                356,537             2,777,486
                                              ====================                =======             =========

(*) W12,952 million of additional allowance for loan losses is included in beginning balance.

(**) W28,170 million of additional allowance for loan losses is included in ending balance.

                        Shinhan Financial Group Co., Ltd.

                                  June 30, 2004

                                   (Unaudited)

(27)  Economic Environment

      In common with other Asian countries, the economic environment in the Republic of Korea continues to be volatile. In addition, the Korean government and the private sector continue to implement structural reforms to historical business practices including corporate governance. The Company may be either directly or indirectly affected by these economic conditions and the reform program described above. The accompanying non-consolidated financial statements reflect management's assessment of the impact to date of the economic environment on the financial position and results of operations of the Company. Actual results may differ materially from management's current assessment.